United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 14, 2006
OXiGENE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21990 (Commission File Number)	13-3679168 (I.R.S. Employer Identification No.)
230 Third Ave, Waltham, MA 02451
(Address of principal executive offices)
Registrant’s telephone number, including area code: (781) 547-5900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURE
EXHIBITS
EX-10.1 Dr. Harris Employment Agreement dated 4/25/06
EX-99.1 Press Release dated 6/14/06

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On June 14, 2006, OXiGENE, Inc. (“OXiGENE” or the “Company”) announced that Dr. Peter Harris has joined the Company as its Chief Medical Officer.
Prior to joining OXiGENE, Dr. Harris served as a Development Director for KuDOS Pharmaceuticals, now a wholly-owned subsidiary of AstraZeneca (LSE, NYSE and OMX: AZN), one of the world’s leading pharmaceutical companies. In this role, Dr. Harris was responsible for initiating, managing and directing the pre-clinical and clinical development functions of that company, including those for several small-molecule therapeutic candidates for a variety of oncology indications. Under Dr. Harris’ direction, KuDOS advanced several oncology drug candidates from discovery to Phase II clinical trials, which ultimately led to that company’s purchase in 2006 by AstraZeneca. Dr. Harris previously served as Director, Clinical Research Europe for Amgen Ltd (NASDAQ: AMGN), where he established and implemented Amgen’s European product development strategy, including assessing potential in-license product candidates. Dr. Harris also held roles of increasing responsibility at Roche Products Ltd, including Head of Drug Safety and Head of Medical Affairs, where he oversaw all clinical pharmacology, research, regulatory affairs and biostatistics functions for Roche. Dr. Harris’ career also includes tenures as Head of Medical Affairs for ICI Pharmaceuticals (which later became Zeneca), where he managed the design and analysis of more than 200 clinical trials annually, from Phase I to Phase IV; Medical Director for Revlon Healthcare, where he directed all regulatory initiatives and oversaw a successful new product introduction across Europe; and Medical Director for COBRA Therapeutics, an oncology and therapeutic vaccines company.
Dr. Harris holds a Bachelor of Science degree with honors from the University of London, as well as a Bachelor of Medicine/Bachelor of Surgery degree from The Royal London Hospital Medical School at the University of London. He also holds a Diploma in Pharmaceutical Medicine from the Royal College of Physicians. He is a Fellow of the Faculty of Pharmaceutical Medicine of the Royal College of Physicians where he is a Senior Specialty Advisor, and Fellow of the Royal Society of Medicine, London.
OXiGENE has entered into an employment agreement with Dr. Harris with respect to his service as its Chief Medical Officer. Pursuant to the agreement, Dr. Harris will initially receive an annual base salary of £159,000 per year (or $294,005, using June 14, 2006 exchange rates). In addition, Dr. Harris is entitled to a 25% annual bonus based upon roles and objectives predetermined by, and at the discretion of, the Board of Directors. Dr. Harris also received a sign-on bonus in the amount of $80,000. OXiGENE has granted to Dr. Harris, pursuant to the OXiGENE, Inc. 2005 Stock Plan, an option to purchase 100,000 shares of the Company’s common stock at an exercise price of $3.51, which is the fair market value on the date of grant of such option. The option shall vest in equal annual installments over four years.
OXiGENE may terminate the agreement on 120 days’ prior written notice, and Dr. Harris may terminate the agreement on 30 days’ prior notice. OXiGENE may also terminate the agreement without prior notice for “cause,” as defined in the agreement. If Dr. Harris’ employment is terminated by OXiGENE other than for cause, or in a case of a “termination with good reason,” as defined in the agreement, Dr. Harris will be entitled to receive a payment of nine months’ then-current base salary, and all stock options and other incentive compensation granted to Dr. Harris by OXiGENE shall, to the extent vested, remain exercisable in accordance with the 2005 Stock Plan and any related agreements. In the event of a termination other than for “cause” of Dr. Harris’ employment or a “termination with good reason” within one year following a change in control of OXiGENE, as such term is defined in the agreement, Dr. Harris will be entitled to receive a payment of twelve months’ then-current base salary plus any salary owed to him but unpaid as of the date of termination, and all stock options and other incentive compensation granted to Dr. Harris by OXiGENE shall, to the extent vested, remain exercisable in accordance with the 2005 Stock Plan and any related agreements.

In addition, on June 14, 2006, the Compensation Committee of OXiGENE’s Board of Directors approved the payment of bonuses for performance during the fiscal year ended December 31, 2005 in the amount of 25% of base salary, or $81,250, $51,250, $50,192 and $55,192 to Frederick Driscoll, the Company’s President and Chief Executive Officer, David Chaplin, the Company’s Vice Chairman of the Board, Head of Research and Development and Chief Scientific Officer, James Murphy, the Company’s Vice President and Chief Financial Officer and Scott Young, the Company’s Chief Operating Officer, respectively. Option grants were also made to Mr. Murphy and Mr. Young in recognition of their service during the 2005 fiscal year, in the amounts of 25,000 shares each, vesting in equal annual installments over a four year period. Those options were granted at yesterday’s closing share price of $3.51 per share.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits:

Exhibit Number	Description
10.1	Employment Agreement between OXiGENE and Dr. Harris dated April 25, 2006.

99.1	Press Release dated June 14, 2006, reporting appointment of Dr. Harris as Chief Medical Officer of OXiGENE.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2006	OXiGENE, Inc.
/s/ James B. Murphy
By: James B. Murphy
Vice President and Chief Financial Officer

EXHIBITS

Exhibit Number	Description
10.1	Employment Agreement between OXiGENE and Dr. Harris dated April 25, 2006.

99.1	Press Release dated June 14, 2006, reporting appointment of Dr. Harris as Chief Medical Officer of OXiGENE.